UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 18, 2008

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (800) 649-2877

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 18, 2008, Central Vermont Public Service Corporation (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, for itself and as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 1,190,000 shares of Central Vermont Public Service Corporation Common Stock, par value $6.00 per share (“Common Stock”), plus an additional 119,000 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any.  The shares of Common Stock were offered pursuant to a shelf registration statement on Form S-3 under the Securities Act of 1933, including the related preliminary prospectus supplement dated November 17, 2008 and the prospectus supplement dated November 18, 2008 (Registration No. 333-151019).  The shares of Common Stock were sold to the Underwriters at a net price of $17.86 per share and will be sold to the public at a price of $19.00 per share.

The Underwriting Agreement is filed as an exhibit hereto as Exhibit 1.1 and incorporated herein by reference.

A copy of the press release is filed as an exhibit hereto as Exhibit 99.1 and incorporate herein by reference

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1

Underwriting Agreement, dated November 18, 2008, between Central Vermont Public Service Corporation and Morgan Stanley & Co. Incorporated, for itself and as representative of the several underwriters named therein.

99.1	Central Vermont's News Release dated November 19, 2008.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Vice President, Chief Financial Officer, and Treasurer

November 19, 2008